                                  EXHIBIT 16.2


   BDO Seidman, LLP                        233 North Michigan Avenue, Suite 2500
   Accountants and Consultants             Chicago, Illinois, 60601
                                           Telephone (312) 856-9100
                                           Fax (312) 856-1379


January 28, 2000


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 21, 2000, to be filed by our former client, The Children's Beverage Group, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm..

Very truly yours,



BY:  /s/ BDO Seidman, LLP
     ------------------------------
     BDO Seidman, LLP